UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2014

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                                                                 On August 11, 2014, the Board of Directors of 3M Company (the “Company”) elected Sondra L. Barbour to the Company’s Board of Directors, effective August 11, 2014.  Ms. Barbour is Executive Vice President, Information Systems & Global Solutions, of the Lockheed Martin Corporation. In connection with Ms. Barbour’s election, the Board of Directors increased its size from 9 to 10 directors, and Ms. Barbour joined the Board of Directors to fill the resulting vacancy.

The Board of Directors has determined that Ms. Barbour is an independent director under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines (available on 3M’s Web site at www.3M.com, under Investor Relations — Corporate Governance).

Ms. Barbour will participate in the compensation program for non-employee directors as described below:

As approved by the Board of Directors in May 2014, the annual compensation for non-employee directors is $270,000 effective January 1, 2014, of which the annual cash retainer of $120,000 is payable in cash in four quarterly installments and the annual stock retainer of $150,000 is payable in 3M common stock after the Annual Meeting of Stockholders.

The Board has appointed Ms. Barbour to the Audit and Finance committees of the Board of Directors.  The Board of Directors has determined that Ms. Barbour is “financially literate,” and has “accounting or related financial management expertise” under the New York Stock Exchange listing standards. The Board has also determined that Ms. Barbour is an “audit committee financial expert” as that term is defined by applicable SEC regulations.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Press Release, dated as of August 11, 2014, of 3M Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel

Dated: August 12, 2014